Exhibit 99.1

Sound Financial Reports Eleventh Straight Profitable Quarter

Non-performing assets decrease to less than 2% of total assets

SEATTLE--(BUSINESS WIRE)--November 1, 2012--Sound Financial Bancorp, Inc. (the “Company”) (NASDAQ:SFBC), holding company for Sound Community Bank (the “Bank”), today reported net income for the quarter ended September 30, 2012 of $612,000, or $0.23 per diluted share, as compared to net income of $181,000, or $0.07 per diluted share, for the quarter ended September 30, 2011. Return on average assets was 0.67% for the quarter ended September 30, 2012 compared to 0.21% for the quarter ended September 30, 2011. Total assets increased to $366.5 million as of September 30, 2012 compared to $355.1 million as of June 30, 2012.

This is the eleventh consecutive quarter of positive earnings for the Company.

Highlights as of and for the quarter ended September 30, 2012 include:

- The Company completed a successful stock offering during the quarter, which raised $14.2 million and increased equity to total assets to 11.54% as of September 30, 2012

- Net interest margin decreased to 4.91% for the quarter ended September 30, 2012 from 5.22% for the quarter ended September 30, 2011

- Efficiency ratio decreased to 56.67% for the quarter ended September 30, 2012 compared to 63.70% for the quarter ended September 30, 2011

- Deposit cost of funds was 0.68% for the quarter ended September 30, 2012 compared to 0.89% for the quarter ended September 30, 2011

- Provision for loan losses decreased to $1.1 million for the quarter ended September 30, 2012 from $1.3 million for the quarter ended September 30, 2011

- Non-performing loans to gross loans was 1.41% as of September 30, 2012 compared to 2.13% as of September 30, 2011

- Non-performing assets to total assets was 1.88% as of September 30, 2012 compared to 2.84% as of September 30, 2011

Laurie Stewart, President and CEO, said “This was a breakthrough quarter in terms of reducing non-performing assets. In particular the reduction of non-performing loans is an indication of improving asset quality for the Bank and for the industry as a whole.” Stewart also commented on the Company’s successful stock offering, “We are pleased to have become a fully public company and in the meantime generate additional capital which will allow us to further increase lending in the communities where we do business.”

During October 2012, Sound Community Bank filed an application to convert from a federally chartered savings bank to a Washington state-chartered commercial bank. As a federally chartered savings bank, the Bank’s regulators are the Office of the Comptroller of the Currency (OCC) and the Federal Deposit Insurance Corp. (FDIC). As a Washington commercial bank, the Bank’s regulators would be the Washington State Department of Financial Institutions (WDFI) and the FDIC. The Fed would remain as the primary federal regulator for the Company. While the proposed conversion requires regulatory approval, the Bank expects the new charter to become effective in December 2012. The change is intended to reduce regulatory examination costs and to move oversight of the Bank to the WDFI which is focused on the local community banks and financial institutions. The charter conversion will not affect customers in any way, and they will continue to receive the same protection on deposits through the FDIC.

	As of
	9/30/2012	6/30/2012	9/30/2011
Selected Consolidated Financial Condition Data:
Total assets	$366,498	$355,072	$339,623
Total loans, net	304,665	301,945	298,939
Loans held for sale	2,089	1,053	1,129
Available-for-sale securities, at fair value	20,891	9,033	3,138
Federal Home Loan Bank stock, at cost	2,422	2,444	2,444
Bank-owned life insurance	7,160	7,099	6,918
Other real estate owned and repossessed assets	2,548	2,839	3,191
Total deposits	313,043	313,729	299,846
Borrowings	8,024	8,185	8,667
Total stockholders’ equity	42,296	30,042	28,177

	Quarter Ended
	9/30/2012	6/30/2012	9/30/2011
Selected Consolidated Operating Data:
Total interest income	$4,542	$4,598	$4,613
Total interest expense	596	588	681
Net interest income	3,946	4,010	3,932
Provision for loan losses	1,075	1,100	1,300
Net interest income after provision for loan losses	2,871	2,910	2,632
Service charges and fee income	574	513	516
Mortgage servicing income	148	21	127
Fair value adjustment on mortgage servicing rights	(211)	(76)	(491)
Other than temporary impairment on securities	(32)	(32)	(56)
Gain on sale of loans	668	308	126
Other noninterest income	60	52	44
Total noninterest income	1,207	786	266
Total noninterest expense	3,185	2,828	2,674
Income before provision for income taxes	893	868	224
Provision for income taxes	281	275	43
Net income	$612	$593	$181

	Quarter Ended
	9/30/2012	6/30/2012	9/30/2011
Selected Financial Ratios and Other Data:
Performance ratios(1):
Return on average assets	0.67%	0.68%	0.21%
Return on average equity	6.86%	7.90%	2.53%
Net interest margin(2)	4.91%	5.24%	5.22%
Noninterest income to operating revenue(3)	23.42%	16.39%	6.34%
Noninterest expense to average total assets	3.48%	3.23%	3.17%
Average interest-earning assets to average interest-bearing liabilities	111.48%	107.03%	98.61%
Efficiency ratio(4)	57.67%	58.51%	63.70%
(1) Performance ratios for the three months ended September 30, 2012 and 2011 and June 30, 2012 are annualized, as appropriate.
(2) Net interest income divided by average interest earning assets.
(3) Noninterest income divided by the sum of noninterest income and net interest income.
(4) Noninterest expense, excluding other real estate owned and repossessed property expense, as a percentage of net interest income and total noninterest income, excluding net securities transactions.

	Quarter Ended
	9/30/2012	6/30/2012	9/30/2011
Asset quality ratios:
Nonperforming assets to total assets	1.88%	2.70%	2.84%
Nonperforming loans to gross loans	1.41%	2.20%	2.13%
Allowance for loan losses to nonperforming loans	99.75%	65.86%	62.10%
Allowance for loan losses to gross loans	1.40%	1.45%	1.32%
Net charge-offs to average loans outstanding	1.55%	1.35%	2.22%

	Nine Months Ended
	9/30/2012	9/30/2011
Selected Consolidated Operating Data:
Total interest income	$13,703	$13,963
Total interest expense	1,784	2,116
Net interest income	11,919	11,847
Provision for loan losses	3,675	3,350
Net interest income after provision for loan losses	8,244	8,497
Fees and service charges	1,638	1,514
Gain on sale of loans	1,226	263
Loss on sale of securities	-	(33)
Mortgage servicing income	346	318
Other than temporary impairment on securities	(156)	(96)
Fair value adjustment on mortgage servicing rights	97	(235)
Other non-interest income	179	109
Total non-interest income	3,330	1,840
Total non-interest expense	9,022	8,743
Income before provision for income taxes	2,552	1,594
Provision for income taxes	800	463
Net income	$1,752	$1,131

	Nine Months Ended
	9/30/2012	9/30/2011
Selected Financial Ratios and Other Data:
Performance ratios(1):
Return on average assets	0.66%	0.45%
Return on average equity	7.36%	5.39%
Net interest margin(2)	5.12%	5.25%
Non-interest income to operating revenue(3)	21.84%	13.45%
Non-interest expense to average total assets	3.41%	2.63%
Average interest-earning assets to average interest-bearing liabilities	109.00%	100.10%
Efficiency ratio(4)	54.20%	63.87%
(1) Performance ratios for the nine months ended September 30, 2012 and 2011 are annualized, as appropriate.
(2) Net interest income divided by average interest earning assets.
(3) Noninterest income divided by the sum of noninterest income and net interest income.
(4) Noninterest expense, excluding other real estate owned and repossessed property expense, as a percentage of net interest income and total noninterest income, excluding net securities transactions.

Regulatory Capital Ratios of Sound Community Bank at September 30, 2012

	Actual		Minimum Capital Requirements		Minimum Required to Be Well-Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)

Core capital (to total adjusted assets)	$37,568	10.27%	$14,636	4.0%	$18,295	5.0%
Core capital (to risk-weighted assets)	37,568	13.76%	10,921	4.0%	16,382	6.0%
Risked-based capital (to risk-weighted assets)	40,992	15.01%	21,842	8.0%	27,303	10.0%

Sound Financial, Inc. is the holding company for Sound Community Bank, a full-service bank, providing personal and business banking services in communities across the greater Puget Sound region. The Seattle-based company operates five full-service banking offices in King, Pierce, Snohomish and Clallam Counties, and is on the web at www.soundcb.com.

Forward-Looking Statements

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains statements that are not historical or current fact and constitute forward-looking statements. In some cases, you can identify these statements by words such as "may", "might", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential", or "continue", the negative of these terms and other comparable terminology. Such forward-looking statements, which are based on various underlying assumptions and expectations and are subject to risks, uncertainties and other unknown factors, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business.

These statements are only predictions based on our current expectations and projections about future events, and there are or may be important factors that could cause our actual results for 2012 and beyond to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially, include, but are not limited to, general and local economic conditions, changes in interest rates, deposit flows, demand for mortgage, consumer and other loans, real estate values, competition, changes in accounting principles, policies or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.

CONTACT:
Sound Financial Bancorp, Inc.
Media:
Laurie Stewart, 206-448-0884 x306
or
Financial:
Matt Deines, 206-448-0884 x305